UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	GNE	New York Stock Exchange

Series 2012-A Preferred stock, par value $0.01 per share	GNE.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed on the Form 8-K filed by Genie Energy Ltd. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on October 9, 2020 (the “Original 8-K”), a subsidiary of the Registrant purchased the interests in Shoreditch Energy Limited (“Shoreditch”), a venture that offers electricity and natural gas service to residential and small business customers in the U.K., under the trade name Orbit Energy, that was not previously owned by the Registrant.

On November 1, 2020, the Registrant voluntarily adopted amendments adopted by the SEC to Rule 8-04 and Rule 8-05 of Regulation S-X prior to the January 1, 2021 mandatory adoption date of such amendments. Under those Rules as so amended, the Registrant’s acquisition of Shoreditch does not involve the acquisition of a significant amount of assets, investments or revenues. Accordingly, the Registrant will not be filing financial statements of Shoreditch or pro forma information in connection with the Shoreditch acquisition (notwithstanding the Registrant’s statement in the Original 8-K that the Registrant would be filing such statements and information by amendment by December 22, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

	By:	/s/ Michael Stein
	Name:	Michael Stein
	Title:	Chief Executive Officer
Dated: November 17, 2020

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